DON FUCHS
Certified Public Accountant
1468 East 14th Street
Brooklyn, NY 11230
(718) 339-0568

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the Form SB-2 Registration Statement of Relocate411.com, Inc. of our report for the years ended November 30, 2001 and 2000, dated February 28, 2002 relating to the financial statements of Fishtheworld Holdings, Inc. which appear in such Form SB-2 and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/   Don Fuchs

DON FUCHS, CPA

October 24, 2002